                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     The chart below lists all current subsidiaries of Greenhill & Co. Holdings,
LLC ("GHLLC"), a New York limited liability company through which Greenhill's business is currently conducted. Immediately prior to the consummation of the
Registrant's initial public offering, GHLLC will merge into the Registrant, and all of the subsidiaries of GHLLC will become subsidiaries of the Registrant.

NAME OF SUBSIDIARY                                  JURISDICTION OF ORGANIZATION
------------------                                  ----------------------------

Greenhill & Co., LLC                                New York

Greenhill Aviation Co., LLC                         New York

Greenhill Fund Management Co., LLC                  Delaware

Greenhill & Co. Europe Limited                      England and Wales

Greenhill & Co. GmbH                                Germany

Greenhill & Co. International LLP                   England and Wales

Greenhill & Co. Cayman Limited                      Cayman Islands, B.W.I.